Seed Supplier Agreement
Contract No.:

Supplier:
         Address:
         Post code:
         Tel:
         Fax:
Buyer:  Gansu JOY Agricultural Technology Co., Ltd.
Address:
         Post code:
         Tel:
         Fax:

In accordance with the PRC Contract Law, PRC Seed Law and other relevant regulations, the Supplier and Buyer hereby enter into this agreement to clarify the rights and obligations of both parties.

1.  Seed Type, Variety, Quality, Quantity and Amount
Seed Type	Specification	Quantity	Quality				Price	Amounts
			Purity	Cleanliness	Germination rate	Moisture Content
							RMB/kg	RMB

2.  Seed Inspection and Quarantine
1)	Supplier should provide Buyer with the quality certificate of the seed issued by third party and the certificate of inspection in its origin place.
2)
Buyer should re-inspect the germination rate, cleanliness and moisture within two sprout cycles after receiving the seed and re-inspect the hybrid rate within the first plantation cycle after receiving the seed. If there is any problem, Buyer should inform Supplier within the agreed time frame, otherwise, the seed is considered qualified.

3)	Both Supplier and Buyer should seal the sample of each batch of seed for future re-inspection and identification until the batch of seed has already been planted and harvested.

3.  Packing and Packing Expense
Packing requirements: packaged by imported paper bag, with __ seeds each bag.
Packing expense: paid by Supplier.

4.  Delivery Time, Place of Delivery, Shipping Mode and Freight
Delivery Time: no later than __
Place of Delivery: __
Shipping Mode: arranged by Buyer and Supplier may provide assistance.
Freight: paid by Buyer.

5.  Deposit Amount and Time
Deposit Amount: RMB__
Deposit Time: paid by Buyer to Supplier’s designated bank account within __ days after this agreement is signed by both parties.

6.  Settlement
Method of Settlement: bank transfer.
Settlement Time: settled by Buyer at least __ days before the delivery of seed.

7.  General Responsibility
Supplier’s Responsibility: ensure that the variety, quantity and quality of the supplied seed meet the requirements of the Agreement and deliver the seed to agreed place within the prescribed time frame.
Buyer’s Responsibility: consign deposit and settle up according to the Agreement.

8.  Force Majeure
If the quantity and quality of the seed could not meet the requirements of the Agreement due to force majeure such as natural disaster and government behavior (import examination and approval by Ministry of Agriculture), Supplier should promptly notify Buyer and both parties should negotiate and sign supplementary agreements. If negotiation fails, the Contract Law and seed management regulations are applied.

9.  Settlement of Disputes
If seed quality dispute arises, the seed should be sent to National Crop Seed Quality Supervision, Inspection and Test Center of Ministry of Agriculture for technical appraisement. The appraisement result is final and the appraisement charge should be reimbursed by the responsible party. Any dispute arising in the execution of the Agreement, both parties should settle through friendly consultations. If negotiation fails, both parties could apply to the arbitration institution in supplier’s location or file a suit to people's court at Supplier’s premise.

10.  Others
Issues unmentioned in the contract should be handled in accordance with the PRC Contract Law, PRC Seed Law and relevant state regulations. Upon agreement of both parties, supplementary provisions could be made. If guarantee is needed, another separate guarantee contract should be signed as appendix of this contract.

This Agreement is executed in two copies and takes effect after signature and seal of both parties. Each party shall preserve one copy with equal legal effect.

Supplier:	(Official Stamp)
(Signature)
Date:

Buyer:	(Official Stamp)
(Signature)
Date: